UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2014

COMMUNITY FINANCIAL SHARES, INC.

(Exact name of registrant as specified in charter)

Maryland (State or other jurisdiction of incorporation)	0-51296 (Commission File Number)	36-4387843 (IRS Employer Identification No.)

357 Roosevelt Road, Glen Ellyn, Illinois 60137

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (630) 545-0900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)           On May 16, 2014, Community Bank – Wheaton/Glen Ellyn (the “Bank”), the wholly owned subsidiary of Community Financial Shares, Inc. (the “Company”), entered into a change in control agreement with each of (i) Donald H. Wilson, the Chairman, President and Chief Executive Officer of the Company and the Bank, and (ii) Douglas Howe, the Executive Vice President of Finance and Administration of the Company and the Bank. The agreements, which became effective as of May 16, 2014, each provide for a two-year term. The term of each agreement automatically extends for an additional one-year term on each annual anniversary of the effective date of the agreement until the Bank gives the executive notice of its intent not to renew the agreement, at which time the term of the agreement will expire on the one-year anniversary of the most recent renewal date.

The change in control agreements each provide that if, within one year following a “change in control” of the Company or Bank (as defined in the agreement), (i) the Bank terminates the executive’s employment other than for “cause” (as defined in the agreement), death or disability or (ii) the executive terminates his employment for “good reason” (as defined in the agreement), then the Bank shall make a lump sum cash payment to the executive within 60 days of his termination of employment equal to 12 months of the greater of (i) the executive’s monthly base salary as of the date of termination or (ii) the executive’s monthly base salary as of the effective date of the change in control of the Bank. In addition, each executive will generally be entitled to receive all amounts or benefits to which he is entitled prior to his date of termination under any plan, program, policy, practice, contract or agreement of the Bank. The payment of such severance benefit to an executive will be contingent upon the executive’s execution of a waiver and release of claims to the Bank within 30 days of his termination date and will be subject to certain excise tax limitations and the provisions of Section 409A of the Internal Revenue Code of 1986, as amended.

Each change in control agreement further provides that if, within one year following a change in control of the Company or Bank, an executive is terminated by the Bank for cause or terminates his employment other than for good reason, the executive will only be entitled to receive (i) his base salary though the date of termination and (ii) all amounts or benefits to which the executive is entitled through the date of termination under any plan, program, policy, practice, contract or agreement of the Bank.

Copies of Messrs. Wilson’s and Howe’s change in control agreements with the Bank are attached as Exhibits 10.1 and 10.2, respectively, to this Form 8-K and are incorporated herein by reference in their entirety.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Number	Description

10.1	Change in Control Agreement by and between Community Bank – Wheaton/Glen Ellyn and Donald H. Wilson

10.2	Change in Control Agreement by and between Community Bank – Wheaton/Glen Ellyn and Douglas Howe

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY FINANCIAL SHARES, INC.

/s/ Donald H. Wilson
Donald H. Wilson
Chairman, President and Chief Executive Officer

Date: May 22, 2014